As filed with the Securities and Exchange Commission on June 30, 2017
Registration No. 333-207230

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________
POST-EFFECTIVE AMENDMENT NO. 1
to
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
___________________________
WRIGHT MEDICAL GROUP N.V.
(Exact name of registrant as specified in its charter)

The Netherlands	98-0509600
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)
Prins Bernhardplein 200
1097 JB Amsterdam, The Netherlands
(+ 31) 20 521-4777
(Address of principal executive offices) (Zip code)
___________________________
Wright Medical Group N.V.
Amended and Restated 2010 Incentive Plan
(Full title of the plan)
Robert J. Palmisano
President and Chief Executive Officer
Wright Medical Group N.V.
Prins Bernhardplein 200
1097 JB Amsterdam, The Netherlands
(+ 31) 20 521-4777
(Name and address and telephone number, including area code, of agent for service)
Copies requested to:

Amy E. Culbert, Esq. Fox Rothschild LLP Campbell Mithun Tower, Suite 2000 222 South Ninth Street Minneapolis, Minnesota 55402 (612) 607-7000	James A. Lightman Senior Vice President, General Counsel and Secretary Wright Medical Group, Inc. 1023 Cherry Road Memphis, Tennessee 38117 (901) 867-9971
___________________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐ Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
DEREGISTRATION OF SECURITIES
This Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) relates to the Registration Statement on Form S-8 (Registration No. 333-207230) (the “Registration Statement”) filed by Wright Medical Group N.V. (the “Registrant”), with the United States Securities and Exchange Commission (the “Commission”) on October 1, 2015, which Registration Statement registered 6,138,687 of the Registrant’s ordinary shares, €0.03 par value per share (“Ordinary Shares”), issuable under the Wright Medical Group N.V. Amended and Restated 2010 Incentive Plan (the “Prior Plan”).
The Registrant’s authority to grant new awards under the Prior Plan terminated upon shareholder approval of the Wright Medical Group N.V. 2017 Equity and Incentive Plan (the “2017 Plan”) on June 23, 2017 (the “Effective Date”). The maximum number of Ordinary Shares available for issuance under the 2017 Plan, subject to adjustment pursuant to the terms of the 2017 Plan, is (i) 5,000,000 Ordinary Shares; (ii) 1,329,648 Ordinary Shares remaining available for issuance under the Prior Plan and not subject to outstanding awards under the Prior Plan as of the Effective Date (the “Carryover Shares”); and (iii) 6,405,992 Ordinary Shares subject to awards outstanding under the Prior Plan as of Effective Date, but only to the extent such awards are forfeited, cancelled, expire, or otherwise terminate without the issuance of such Ordinary Shares after the Effective Date.
As of the date hereof, 1,329,648 Carryover Shares under the Prior Plan have been carried over to the 2017 Plan. Contemporaneously with the filing of this Post-Effective Amendment, the Registrant is filing a new Registration Statement on Form S-8 to register the Ordinary Shares, including the Carryover Shares, available for offer or sale pursuant to the 2017 Plan. The Registrant is filing this Post-Effective Amendment in order to remove from registration the 1,329,648 Carryover Shares under the Prior Plan that have been carried over to the 2017 Plan.

Signatures
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee on June 30, 2017.

WRIGHT MEDICAL GROUP N.V.

By: /s/ Robert J. Palmisano
Robert J. Palmisano
President, Chief Executive Officer and Executive Director
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name and Signature	Title	Date

/s/ Robert J. Palmisano Robert J. Palmisano	President, Chief Executive Officer and Executive Director (principal executive officer)	June 30, 2017

/s/ Lance A. Berry Lance A. Berry	Senior Vice President and Chief Financial Officer (principal financial officer )	June 30, 2017

/s/ Julie B. Andrews Julie B. Andrews	Vice President and Chief Accounting Officer (principal accounting officer )	June 30, 2017

/s/ James A. Lightman James A. Lightman As attorney-in-fact for Gary D. Blackford, John L. Miclot, Kevin D. O'Boyle, Amy S. Paul, David D. Stevens, Richard F. Wallman and Elizabeth H. Weatherman	Non-Executive Directors	June 30, 2017